EXHIBIT 99.2

Product and Segment Revenues
Unaudited
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Product revenues:
Carrier Systems	$81,724	$56,911	$289,314	$215,715
Business Networking	34,781	27,883	127,233	100,451
Loop Access	48,824	39,437	189,127	168,019
Total	$165,329	$124,231	$605,674	$484,185

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$49,684	$28,342	$176,116	$111,470
Optical Access (included in Carrier Systems)	20,200	16,336	66,206	60,596
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	31,563	22,961	111,123	79,979
Total Growth Products	101,447	67,639	$353,445	252,045
Percentage of Total Revenue	61%	54%	58%	52%

HDSL (does not include T1) (included in Loop Access)	45,762	35,396	177,249	150,276
Other Products (excluding HDSL)	18,120	21,196	74,980	81,864
Total Traditional Products	63,882	56,592	252,229	232,140
Percentage of Total Revenue	39%	46%	42%	48%

Total	$165,329	$124,231	$605,674	$484,185

Segment Revenues:
Carrier Networks	$130,346	$93,856	$476,030	$371,349
Enterprise Networks	34,983	30,375	129,644	112,836
Total	$165,329	$124,231	$605,674	$484,185

Sales by Geographic Region:
United States	$156,851	$116,496	$573,845	$456,402
International	8,478	7,735	31,829	27,783
Total	$165,329	$124,231	$605,674	$484,185